Exhibit 10.24

GILEAD SCIENCES, INC.
SEVERANCE PLAN
AND
SUMMARY PLAN DESCRIPTION
(As Amended and Restated Effective July 24, 2019)

I.	INTRODUCTION
The Gilead Sciences, Inc. Severance Plan (the “Plan”) was originally adopted by the Company effective January 29, 2003, and was subsequently amended and restated on May 9, 2006, May 8, 2007, in February, May and December 2008, in December 2009, in January 2010, in January 2012, in March 2016, and most recently in July 2019. This Plan and Summary Plan Description as so amended and restated replaces all severance or similar plans or programs of the Company previously in effect. The Company currently maintains no severance or similar plan or program other than this Plan.
In addition to making certain changes to comply with Section 409A of the Code, the May 7, 2008 restatement of the Plan also revised the bonus component of the Severance Pay Benefit formulas in Appendix A, Appendix B and Appendix C to comply with Revenue Ruling 2008-13. Such amendment was effective as of May 7, 2008.
The Plan was further amended on December 15, 2008 to provide, effective as of January 1, 2009, that (i) the cash severance benefits to which individuals covered by Appendix D may become entitled under the Plan shall be paid in a lump sum and (ii) the COBRA coverage costs that Participants may incur for the applicable period specified in Appendix A, B, C or D following their termination of employment shall be paid in the form of a lump sum prepayment, subject to the Company’s collection of the applicable withholding taxes.
The Plan was amended on December 14, 2009 to provide, effective as of January 1, 2010, that the bonus component of the severance benefit formula in effect under Appendix A and Appendix B of the Plan for the covered Participants thereunder whose qualifying termination occurs in a non-change in control situation will no longer calculated by applying the specified multiple in such situation to a pro-rated portion of their average actual bonus for the three-year or shorter period preceding the fiscal year of their termination but will instead be calculated by applying that multiple to one hundred percent of such average actual annual bonus.
The Plan was further amended on January 28, 2010 to limit the class of participants eligible to qualify for the potential tax gross-up payment under Appendices A through C to the Plan that is designed to cover any excise tax liability they might incur under Section 4999 of the Code in connection with the severance benefits provided to them under the Plan and to implement a greatest after-tax benefit limitation for participants whose benefits under the Plan may constitute parachute payments under Section 280G of the Code but who are not otherwise eligible for any tax gross-up payment under the Plan that would cover any resulting tax liability to which they might otherwise become subject under Section 4999 of the Code.

The Plan was further amended on January 26, 2012 to (i) revise the Continuous Service definition with respect to any participant who is reemployed by the Company following an earlier termination of employment with the Company that resulted in his or her receipt of a severance pay benefit under the Plan so that such individual will not be entitled to any continuous service credit for his or her prior period of employment or service with the Company or for any bridge period between the period of such prior service and the date of his or her re‑employment and (ii) effect certain other clarifying changes to facilitate the administration of the Plan and assure that the Plan continues to comply with applicable laws and regulations.
The Plan was further amended on March 8, 2016 to provide that the Severance Pay Benefit payable to the executive chair shall be as set forth in Appendix A and that Appendix B covers any executive officer not otherwise covered by Appendix A. In addition, the March 8, 2016 amendment eliminated the potential tax gross-up payment provided to participants who as of January 28, 2010 were employed in a position with the Company covered under Appendices A through C to the Plan, which gross-up provision was designed to cover any excise tax liability that might be incurred under Section 4999 of the Code in connection with the severance benefits provided under the Plan. As amended, a participant in the Severance Plan employed in a position that is covered under Appendices A through C will be provided the greatest after-tax benefit as provided for under such Appendix.
The Plan was further amended on July 24, 2019: (i) to clarify that the Severance Pay Benefit payable under the Plan will include outplacement services for at least the minimum time period provided for by the outplacement services firm retained by the Company for such purpose, (ii) the bonus component of the Severance Pay Benefit formulas in effect under Appendix A, Appendix B and Appendix C of the Plan will be calculated based on the Participant’s target bonus for Participants who have not been employed for a full fiscal year, (iii) the lump sum COBRA coverage payment will no longer be subject to offset for the amount paid by an active similarly-situated executive to obtain group health care coverage at the same level, and (iv) to make certain other administrative changes and clarifications.
The purpose of the Plan is to provide a Severance Pay Benefit to certain Eligible Employees whose employment with the Company terminates under certain prescribed circumstances. The Company is the Plan Administrator for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is intended to comply with the requirements of Section 409A of the Code.
Capitalized terms used in this Plan shall have the meaning set forth in Section XVII.

II.	COMMENCEMENT OF PARTICIPATION
An Eligible Employee shall commence participation in the Plan upon the later of (i) January 29, 2003 or (ii) his or her date of hire.

III.	TERMINATION OF PARTICIPATION
A Participant’s participation in the Plan shall terminate upon the occurrence of the earliest of the following:

(a)	The Participant’s employment terminates without meeting the requirements of Section IV(a)(i)(1).

(b)	The Participant’s employment terminates with a provision of Section IV(a)(ii) being applicable.

(c)	The Participant fails to meet the requirements of Section IV(a)(i)(2).

(d)	The Participant has received a complete distribution of his or her Severance Pay Benefit.

(e)	The Participant ceases to be an Eligible Employee (other than by reason of termination of his or her employment with the Company).

(f)	The Plan terminates.

IV.	SEVERANCE PAY BENEFIT

(a)	Eligibility for Severance Pay Benefit.

(i)	Subject to Section IV(a)(ii), a Participant shall be eligible for a Severance Pay Benefit only if the Participant meets the requirements of Section IV(a)(i)(1) and Section IV(a)(i)(2).

(1)
The Participant incurs a Separation from Service as a result of an involuntary termination of his or her Employee status by the Company because of a Company-wide or departmental reorganization or a significant restructuring of the Participant’s job duties; provided, however, that a Participant’s Employee status shall also be deemed to have been involuntarily terminated by the Company if he or she resigns because of (A) a transfer to a new work location that is more than 50 miles from his or her previous work location, and (B) in the case of a Participant whose Severance Pay Benefit is determined with reference to Appendix A, B or C, a Constructive Termination (as defined in Section 11(d) of the 2004 Equity Incentive Plan) in conjunction with a Change in Control and within the time period specified in Appendix A, B or C, as applicable.

(2)
The Participant executes and delivers to the Company the Release within the time frame prescribed by the Company therein, but in no event later than the forty-fifth (45th) day following his or her Separation from Service, and the period (if any such period is prescribed by the Company in the Release) for revoking the execution of the Release under the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f), expires without the Participant’s revocation of such Release. A Participant’s failure to comply on a timely basis with such Release requirement shall render such individual ineligible to receive any Separation Pay Benefit under the Plan.

The business decisions that may result in a Participant qualifying for a Severance Pay Benefit are decisions to be made by the Company in its sole discretion. In making these decisions, similarly situated organizations, locations, functions, classifications, and/or Participants need not be treated in the same manner. Each Participant remains an employee at will, and the date selected by the Company to terminate the Participant’s Employee status is within its sole discretion.

(ii)	Notwithstanding Section IV(a)(i), a Participant shall be disqualified from receiving a Severance Pay Benefit upon the occurrence of any of the following:

(1)	The Participant voluntarily terminates Employee status for any reason prior to the termination date set by the Company;

(2)
The Participant’s Employee status is terminated by death or for cause (including, without limitation, gross misconduct or dereliction of duty) or for failure to meet performance goals or objectives as determined by the Company;

(3)
If the Participant is receiving short-term sick leave benefits on the date his or her Employee status terminates, the Participant fails to execute and deliver to the Company, within thirty (30) days after his or her Separation from Service, a written waiver of any short-term sick leave benefits that might otherwise be payable after such termination of Employee status;

(4)	The Participant terminates Employee status in order to accept employment with an organization that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate;

(5)	The Participant accepts any job with a Buyer or Outsourcing Supplier;

(6)
The Participant is offered full-time employment with a Buyer or Outsourcing Supplier at a new work location 50 miles or less from his or her previous work location with the Company and taking such position would not result in a reduction in his or her Regular Earnings;

(7)
Except in the case of a Severance Pay Benefit payable on account of a Change in Control of the Company, the Participant received a severance benefit in connection with an acquisition effected by the Company within 24 months prior to his or her Separation from Service; or

(8)
Except in the case of a Severance Pay Benefit payable on account of a Change in Control of the Company, the Participant has not completed six months of Continuous Service as of the date of his or her termination of Employee status; provided, however, that, such service requirement shall not be applicable to Employees who are Vice Presidents or in Grades 21 through 34.

Under no circumstances shall a Participant be eligible for a Severance Pay Benefit under the Plan if he or she terminates Employee status for the purpose of accepting employment with the entity that effectuates a Change in Control, or any of its subsidiaries or affiliates. In addition, except as expressly provided otherwise in Section IV(a)(i)(1), for the avoidance of doubt, no Participant shall be eligible for a Severance Pay Benefit under the Plan if he or she terminates his or her own Employee status, including for good reason or as a result of any alleged or actual constructive termination.

(b)	Amount of Severance Pay Benefit.

(i)	Subject to Section IV(b)(ii), the Severance Pay Benefit payable to a Participant shall be as set forth in the applicable Appendix:
Appendix A – The Executive Chairman (if any) and the Chief Executive Officer.
Appendix B - Executive Vice Presidents, Senior Vice Presidents and any other executive officers not covered by Appendix A.
Appendix C - Vice Presidents and Senior Advisors.
Appendix D - All Eligible Employees not covered by Appendix A, B, or C.
Senior Advisors covered under Appendix C shall only be eligible for a Severance Pay Benefit in connection with a Change in Control.

(ii)	Notwithstanding Section IV(b)(i), the total Severance Pay Benefit otherwise payable to a Participant under the Plan shall be subject to reduction (but not below zero) as follows:

(1)
If a Participant is reemployed by the Company or an Affiliate within the number of weeks after his or her Separation from Service that is equal to the number of weeks taken into consideration in calculating the Regular Earnings component of his or her Severance Pay Benefit, the total Severance Pay Benefit payable to such Participant shall be reduced to the dollar amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of reemployment. In all cases, the reduced benefit will be based on the Participant’s Regular Earnings originally used to calculate such Participant’s Severance Pay Benefit under the Plan. A Participant will be considered “reemployed” under the Plan for purposes of the foregoing repayment provision if he or she is rehired as an Employee or if he or she is retained at a Company facility as or through a contractor for more than a full-time equivalent of more than 45 work days.

(2)
If a Participant is employed by a Buyer or Outsourcing Vendor within the number of weeks after his or her Separation from Service that is equal to the number of weeks taken into consideration in calculating the Regular Earnings component of his or her Severance Pay Benefit, the total Severance Pay Benefit payable to such Participant shall be reduced to the dollar amount that the Participant’s Regular Earnings would have been for the period from the date of termination to the date of employment with the Buyer or Outsourcing Vendor. This Section IV(b)(ii)(2) may be waived in writing by the Company in its sole discretion.

(3)
The Severance Pay Benefit shall be reduced by severance pay or other similar benefits payable under any other individual agreement, plan or policy of the Company or an Affiliate or government required payment (other than unemployment compensation under United States law), including, but not limited to, any benefit enhancement program adopted as part of a pension plan, but only to the extent the time and form of such alternative payments do not otherwise result in an impermissible acceleration or deferral under Code Section 409A of the Severance Pay Benefit payable under this Plan.

(4)
The Severance Pay Benefit shall be reduced by any amounts payable pursuant to the Worker Adjustment and Retraining Notification Act (“WARN”) or any other similar federal, state or local statute, but such reduction shall be effected in a manner that does not otherwise result in an impermissible acceleration or deferral under Code Section 409A of the Severance Pay Benefit payable under this Plan.

(5)
The Severance Pay Benefit shall be reduced by the amount of any indebtedness owed to the Company, but only to the extent such offset would not otherwise contravene any applicable limitations of Code Section 409A.

(c)	Repayment of the Severance Pay Benefit.
If the Participant has received payment under the Plan in excess of the Severance Pay Benefit, as reduced in accordance with Section IV(b)(ii), the Participant shall promptly return any excess to the Company upon request, and must agree as a condition of any reemployment that such excess will be repaid to the Company within sixty (60) days after the date his or her reemployment commences.

V.	TIME AND FORM OF SEVERANCE PAY BENEFIT

(a)
The Severance Pay Benefit (other than the Lump Sum Health Care Payment) for each Participant, other than a Participant whose Severance Pay Benefit is determined pursuant to Appendix D, shall be paid in equal periodic installments over the total number of weeks taken into account in calculating the Regular Earnings component of the Severance Pay Benefit to which such Participant is entitled. Except as set forth below, such installments shall be payable over the applicable period on the regularly scheduled pay dates in effect for the Company’s salaried employees, beginning with the first such pay date within the sixty (60)-day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or beginning on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall the first such installment be paid later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s

Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)‑day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the first such installment of the Severance Pay Benefit shall be paid during the portion of that sixty (60)-day period that occurs in the second calendar year.

(b)
For purposes of Section 409A of the Code, the Severance Pay Benefit shall be deemed to be a series of separate payments, with each installment of the Severance Pay Benefit to be treated as a separate payment.

(c)
The Severance Pay Benefit for each Participant whose Severance Pay Benefit is determined pursuant to Appendix D shall be paid in a lump sum on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such lump sum payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)‑day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then such lump sum payment shall be made during the portion of that sixty (60)‑day period that occurs in the second calendar year.

(d)
Notwithstanding any provision to the contrary in this Section V or any other Section of the Plan, other than Section V(e) and (f) below, no Severance Pay Benefit (or component thereof) that is deemed to constitute “nonqualified deferred compensation” within the meaning of and subject to Section 409A of the Code shall be paid with respect to a Participant until the earlier of (i) the first day of the seventh (7th) month following the date of such Participant’s Separation from Service or (ii) the date of his or her death, if the Participant is deemed at the time of such Separation from Service to be a Specified Employee and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable deferral period, all payments deferred pursuant to this Section V(d), whether they were otherwise payable in installments or a lump sum, shall be paid in a lump sum to the Participant, and any remaining Severance Pay Benefit shall be paid in accordance with the schedule described in Section V(a) above or in a lump sum to the extent such Severance Pay Benefit is to be paid pursuant to Section V(c) above.

(e)
Notwithstanding Section V(d), should a Participant who is a Specified Employee at the time of his or her Separation from Service become entitled to a Severance Pay Benefit prior to the occurrence of a Change in Control, then the portion of that Severance Pay Benefit that does not exceed the dollar limit described below and is otherwise scheduled to be paid no later than the last day of the second calendar year following the calendar year in which his or her Separation from Service occurs will not be subject to any deferred commencement date under Section V(d) and shall be paid to such Participant as it becomes due under Section V(a), to the extent that such portion qualifies as an involuntary separation pay plan in accordance with the requirements set forth in Section 1.409A-1(b)(9)(iii) of the Treasury Regulations. For purposes of this Section V(e), the applicable dollar limitation will be equal to two (2) times the lesser of (A) the Participant’s annualized compensation (based on his or her annual rate of pay for the taxable year preceding the taxable year of his or her Separation from Service, adjusted to reflect any increase during that taxable year which was expected to continue indefinitely had such Separation from Service not occurred) or (B) the compensation limit under Section 401(a)(17) of the Code as in effect in the year of the Separation from Service. To the extent the portion of the Severance Pay Benefit to which such Participant would otherwise be entitled under Section V(a) during the deferral period under Section V(d) exceeds the foregoing dollar limitation, such excess shall be paid in a lump sum upon the expiration of that deferral period, in accordance with the payment delay provisions of Section V(d), and the remainder of the Severance Pay Benefit (if any) shall be paid in accordance with the schedule described in Section V(a). In no event, however, shall this Section V(e) be applicable to any Severance Pay Benefit (or any portion thereof) which does not qualify as an involuntary separation pay plan under Section 1.409A-(b)(9)(iii) of the Treasury Regulations.

(f)
Notwithstanding any other provision of the Plan to the contrary, no distribution shall be made from the Plan that would constitute an impermissible acceleration of payment as defined in Section 409A(3) of the Code and the Treasury Regulations thereunder.

(g)	No interest shall be paid on a Severance Pay Benefit required to be deferred in accordance with the foregoing.

VI.	DEATH OF A PARTICIPANT
If a Participant dies after qualifying for a Severance Pay Benefit but before such benefit is completely paid, the balance of the Severance Pay Benefit shall be paid in a lump sum to the Participant’s Beneficiary not later than the later of (i) December 31 of the year in which the Participant’s death occurred or (ii) the fifteenth (15th) day of the third (3rd) calendar month following the date of the Participant’s death.

VII.	AMENDMENT AND TERMINATION

(a)	General Rule.
Although the Company expects to continue the Plan indefinitely, inasmuch as future conditions cannot be foreseen, (subject to Sections VII(b) and (c)) the Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority of the Board of Directors. However, no amendment or termination shall adversely affect the right of a Participant who incurs a Separation from Service prior to the date of such amendment or termination to:

(i)
receive the unpaid balance of any Severance Pay Benefit that has become payable in accordance with the foregoing provisions of the Plan, with such balance to be paid in accordance with the provisions of the Plan in effect immediately prior to such amendment or termination; or

(ii)	qualify for a Severance Pay Benefit upon the timely execution and delivery of the requisite Release after the date of such amendment or termination.

(b)	Restrictions on Amendments.
Notwithstanding Section VII(a) of the Plan, and except to the extent required to comply with applicable law, no termination of the Plan and no amendment described below shall be effective if adopted within six months before or at any time after the public announcement of an event or proposed transaction which would constitute a Change in Control (as such term is defined prior to such amendment); provided, however, that such an amendment or termination of the Plan may be effected, even if adopted after such a public announcement, if (a) the amendment or termination is adopted after any plans have been abandoned to cause the event or effect the transaction which, if effected, would have constituted the Change in Control, and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such adoption, no other event constituting a Change in Control has occurred, and no public announcement of a proposed transaction which would constitute a Change in Control has been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.
The amendments prohibited by this Section VII(b) include any amendment which is executed (or would otherwise become effective) at the request of a third party who effectuates a Change in Control or any amendment which, if adopted and given effect would:

(i)	For any individual who is an Eligible Employee as of the Change in Control, deprive such individual of coverage under the Plan as in effect at the time of such amendment;

(ii)	Limit eligibility for or reduce the amount of any Severance Pay Benefit; or

(iii)	Amend Section VII, IX, or the definitions of the terms “Change in Control” or “Successors and Assigns” in Section XVII of the Plan.
No person shall take any action that would directly or indirectly have the same effect as any of the prohibited amendments or termination described in this Section VII(b).

(c)	No Change in Payment Schedule.
Under no circumstances shall any amendment or termination of the Plan affect or modify the payment schedule in effect for a Participant’s Severance Pay Benefit in a manner which would otherwise result in an impermissible acceleration or deferral of that payment schedule under Code Section 409A.

(d)	Amendments to Comply with Section 409A of the Code.

Notwithstanding any provision of Section VII to the contrary, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Plan as may be necessary to ensure the Severance Pay Benefits provided under this Plan are made in a manner that qualifies for exemption from, or otherwise complies with, Section 409A of the Code; provided, however, that the Company makes no representation that the Severance Pay Benefit provided under this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Severance Pay Benefits provided under this Plan.
To the extent there is any ambiguity as to whether any provision of this Plan would otherwise contravene one or more requirements or limitations of Code Section 409A applicable to the Plan, such provision shall be interpreted and applied in a manner that does not result in a violation of the applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder.

VIII.	NON-ALIENATION OF BENEFITS
To the full extent permitted by law and except as expressly provided in the Plan, no Severance Pay Benefit shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.

IX.	SUCCESSORS AND ASSIGNS
The Plan shall be binding upon the Company, its Successors and Assigns. Notwithstanding that the Plan may be binding upon such Successors and Assigns by operation of law, the Company shall require any Successor or Assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

X.	LEGAL CONSTRUCTION
This Plan is governed by and shall be construed in accordance with the Code and ERISA and, to the extent not preempted by ERISA, with the laws of the State of California.

XI.	ADMINISTRATION AND OPERATION OF THE PLAN

(a)	Plan Sponsor and Plan Administrator.
The Company is the “Plan Sponsor” and the “Plan Administrator” of the Plan as such terms are used in ERISA.

(b)	Administrative Power and Responsibility.

The Company in its capacity as Plan Administrator of the Plan is the named fiduciary that has the authority to control and manage the operation and administration of the Plan. The Company shall make such rules, regulations, interpretations, and computations and shall take such other action to administer the Plan as it may deem appropriate. The Company shall have the sole discretion to interpret the provisions of the Plan and to determine eligibility for benefits pursuant to the objective criteria set forth in the Plan. In administering the Plan, the Company shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in section 404(a)(l) of ERISA. The Company may engage the services of such persons or organizations to render advice or perform services with respect to its responsibilities under the Plan as it shall determine to be necessary or appropriate. Such persons or organizations may include (without limitation) actuaries, attorneys, accountants and consultants.

(c)	Review Panel.
Upon receipt of a request for review, the Company shall appoint a Review Panel that shall consist of three or more individuals. The Review Panel shall be the named fiduciary that shall have authority to act with respect to appeals from any denial of benefits under the Plan.

(d)	Service in More Than One Fiduciary Capacity.
Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(e)	Performance of Responsibilities.
The responsibilities of the Company under the Plan shall be carried out on its behalf by its officers, employees, and agents. The Company may delegate any of its fiduciary responsibilities under the Plan to another person or persons pursuant to a written instrument that specifies the fiduciary responsibilities so delegated to each such person.

(f)	Employee Communications and Other Plan Activities.
In communications with its employees and in any other activities relating to the Plan, the Company shall comply with the rules, regulations, interpretations, computations, and instructions that were issued to administer the Plan. With respect to matters relating to the Plan, directors, officers, and employees of the Company shall act on behalf or in the name of the Company in their capacity as directors, officers, and employees and not as individual fiduciaries.

XII.	CLAIMS, INQUIRIES AND APPEALS

(a)	Claims for Benefits and Inquiries.
All claims for benefits and all inquiries concerning the Plan or present or future rights to benefits under the Plan, shall be submitted to the Plan Administrator in writing and addressed as follows: “Gilead Sciences, Inc., Plan Administrator under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404 ” or such other location as communicated to the Participant. A claim for benefits shall be signed by the Participant, or if a Participant is deceased, by such Participant’s spouse or registered domestic partner, designated beneficiary or estate, as the case may be.

(b)	Denials of Claims.
In the event that any claim for benefits is denied, in whole or in part, the Plan Administrator shall notify the claimant in writing of such denial and of the right to a review thereof. Such written notice shall set forth in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provision on which such denial is based, a description of any information or material necessary to perfect the claim, an explanation of why such material is necessary, an explanation of the Plan’s review procedure which includes information on how to appeal the denial and a statement regarding the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review. Such written notice shall be given to the claimant within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time of up to an additional 90 days for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the claim for benefits. The claimant shall be permitted to appeal such denial in accordance with the Review Procedure set forth below.

(c)	Review Panel.
The Plan Administrator shall appoint a “Review Panel,” consisting of three or more individuals who may (but need not) be employees of the Company. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits.

(d)	Requests for a Review.
Any person whose claim for benefits is denied in whole or in part, or such person’s duly authorized representative, may appeal from such denial by submitting a request for a review of the claim to the Review Panel within 60 days after receiving written notice of such denial from the Plan Administrator. A request for review shall be in writing and shall be addressed as follows: “Review Panel under the Gilead Sciences, Inc. Severance Plan, 333 Lakeside Drive, Foster City, CA 94404” or such other location as communicated to the Participant. A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. As part of the review procedure, the claimant or the claimant’s duly authorized representative may submit written comments, documents, records and other information related to the claim. The Review Panel will consider all comments, documents, records and other information submitted by the claimant or the claimant’s duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records or other information (all of which must not be privileged) relevant to the benefit claim. The Review Panel may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

(e)	Decision on Review.
The Review Panel shall act on each request for review and notify the claimant within 60 days after receipt thereof unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension for review is required, written notice of the extension shall be furnished to the claimant within the initial 60-day period. The Review Panel shall give prompt, written notice of its decision to the claimant and to the Plan Administrator. In the event that the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, specific references to the Plan provisions on which the decision is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim, a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement informing the claimant of his or her right to bring a civil action under ERISA section 502(a). Any decision on appeal shall be final, conclusive, and binding on all parties. It is the intent that the standard of review to be applied to any challenge by a claimant to a denial of benefits on final appeal under these procedures shall be an arbitrary and capricious standard and not a de novo review.

(f)	Rules and Procedures.
The Review Panel shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section XII. The Review Panel may require a claimant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the claimant’s own expense.

(g)	Exhaustion of Remedies.
No legal action for benefits under the Plan shall be brought unless and until the claimant:

(i)	has submitted a written claim for benefits in accordance with Section XII(a);

(ii)	has been notified by the Plan Administrator that the claim is denied;

(iii)	has filed a written request for a review of the claim in accordance with Section XII(d); and

(iv)	has been notified in writing that the Review Panel has affirmed the denial of the claim.
A claimant must initiate any such legal action for benefits within 12 months following the date of a final denial of a claim under the Plan. Any legal action brought after such 12-month period will be time barred and cannot be brought in any forum. Any legal action in connection with the Plan may only be brought in the United States District Court for the Northern District of California.

XIII.	BASIS OF PAYMENTS TO AND FROM PLAN
All Severance Pay Benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company.

XIV.	OTHER PLAN INFORMATION

(a)	Plan Identification Numbers.
The Employer Identification Number (EIN) assigned to the Plan Sponsor (Gilead Sciences, Inc.) by the Internal Revenue Service is 94-3047598. The Plan Number (PN) assigned to the Plan by the Plan Sponsor pursuant to instructions of the Internal Revenue Service is 508.

(b)	Ending Date of the Plan’s Fiscal Year.
The date of the end of the year for the purpose of maintaining the Plan’s fiscal records is December 31.

(c)	Agent for the Service of Legal Process.
The agent for the service of legal process with respect to the Plan is the Secretary of Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404. The service of legal process may also be made on the Plan by serving the Plan Administrator.

(d)	Plan Sponsor and Administrator.
The “Plan Sponsor” and the “Plan Administrator” of the Plan is Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404; 650-522-5800 or such other location as communicated to the Participant. The Plan Administrator is the named fiduciary charged with responsibility for administering the Plan.

XV.	STATEMENT OF ERISA RIGHTS
As a participant in this Plan (which is a welfare plan sponsored by the Company), you are entitled to the following rights and protection under ERISA:

(a)
Examine, without charge, at the Plan Administrator’s office and at other specified locations such as work sites, all Plan documents, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure of the Employee Benefits Security Administration.

(b)	Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

(c)
In addition to creating rights for Plan Participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries.

(d)
No one, including your employer, your union, nor any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the claim reviewed and reconsidered.

(e)
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(f)
If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

XVI.	AVAILABILITY OF PLAN DOCUMENTS FOR EXAMINATION
ERISA requires Gilead Sciences, Inc., as the Plan Administrator of a benefit plan sponsored by the Company, to make available for your examination the Plan documents under which the Plan is established and operated.
The pertinent Plan documents include official Plan texts and any other documents under which the Plan is established or operated, and applicable collective bargaining agreements.
These Plan documents are available for your examination at the Plan Administrator’s office, 333 Lakeside Drive, Foster City, CA 94404, and at certain other locations such as the Company’s Human Resources offices.

XVII.	DEFINITIONS

(a)	“Affiliate” means a member of the Affiliated Group other than Gilead Sciences, Inc. and any Subsidiary.

(b)
“Affiliated Group” means the Company and each member of the group of commonly controlled corporations or other businesses that include the Company, as determined in accordance with Section 414(b) and (c) of the Code and the Treasury Regulations issued thereunder.

(c)
“Beneficiary” means the person or persons so designated by a Participant. A Participant may change or revoke a designation of a Beneficiary at any time. To be effective, any designation of a Beneficiary, or any change or revocation thereof, must be made in writing on the prescribed form and must be received by the Company (in a form acceptable to the Company) before the Participant’s death. If a Participant fails to make a valid designation of a Beneficiary, or if the validly designated Beneficiary is not living when a payment is to be made to such Beneficiary hereunder, the Participant’s Beneficiary shall be the Participant’s spouse or registered domestic partner if then living or, if none or not then living, the Participant’s estate.

(d)
“Buyer” means an entity that purchases (or has purchased) some or all of the Affiliated Group’s interest applicable to the operation in which the Participant is employed, or an entity that is a direct or indirect successor in ownership or management of the operation in which the Participant is employed. Notwithstanding the above, Buyer shall not include any entity that effectuates a Change in Control.

(e)
“Change in Control” means an event which constitutes a change in control of the Company as defined in Section 2(h) of the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as it may be amended from time to time or any successor to such provision.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g)	“Company” means Gilead Sciences, Inc. Where the context requires, “Company” also includes its Subsidiaries, and any of their Successors and Assigns.

(h)	“Continuous Service” means the sum of the following:

(i)
Any period of time during which a person qualifies as an Eligible Employee or, having once so qualified, is on a leave of absence with pay, a paid vacation or holiday or is receiving benefits under the Company’s short-term disability plan; or

Any other period that constitutes Continuous Service under written rules or procedures adopted from time to time by the Company, subject to such terms and conditions as the Company may establish; and any period of time while employed by the Company’s Successor or Assigns that that would have constituted Continuous Service if the service had been with the Company prior to the occurrence of a Change in Control.
If an Eligible Employee’s Continuous Service is interrupted and the Eligible Employee subsequently returns to a status that constitutes Continuous Service, such prior Continuous Service shall be disregarded for all purposes of the Plan. However, should an Eligible Employee terminate employment under circumstances that do not result in his or her receipt of a Severance Pay Benefit under the Plan and such individual be reemployed by the Company

(or any entity that is at the time a Subsidiary of the Company) within one year following his or her termination of Continuous Service without the receipt of a Severance Pay Benefit hereunder, then his or her Continuous Service prior to such termination, the time period between the date of such termination and the date of such subsequent reemployment and the period of Continuous Service following such reemployment will be considered Continuous Service. An Eligible Employee whose termination of employment and concurrent cessation of Continuous Service results in his or her receipt of a Severance Pay Benefit under the Plan shall not, upon his or her subsequent re-employment by the Company (or any entity that is at the time a Subsidiary of the Company), be entitled to any Continuous Service credit for any prior period of employment or service with the Company or any Subsidiary or for the bridge period between the period of such prior service and the date of his or her re-employment.

(j)	“Determination Date” means each December 31.

(k)
“Eligible Employee” means any common law employee on the U.S. dollar payroll of the Company or any Subsidiary who (i) is not on the payroll of a person other than the Company or such Subsidiary and is for any reason deemed by the Company or any Subsidiary to be a common law employee of the Company or such Subsidiary; (ii) is not considered by the Company or any Subsidiary in its sole discretion to be an independent contractor, regardless of whether the individual is in fact a common law employee of the Company or such Subsidiary; and (iii) who at the time of his or her Separation from Service with the Company or such Subsidiary is not on a Leave of Absence Without Pay. An individual’s status as an Eligible Employee shall be determined by the Company in its sole discretion, and such determination shall be conclusively binding on all persons. Notwithstanding the foregoing, “Eligible Employee” does not include an employee or former employee of an entity the stock or assets of which are acquired by the Company or any Subsidiary, unless and until the Company’s management determines that the Plan shall be applicable to such employees or former employees.

(l)
“Employer Group” means the Company and each other member of the group of commonly controlled corporations or other businesses that include the Company, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) of the Code for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections, and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.414(c)-2 of the Treasury Regulations.

(m)
“Employee” means an individual for so long as he or she is in the employ of at least one member of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(n)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time-to-time, and the regulations promulgated thereunder.

(o)	“Leave of Absence Without Pay” means a leave of absence without pay under the Company’s leave of absence policy.

(p)
“Outsourcing Supplier” means an entity to whom the Company outsources a function performed by Eligible Employees where the Company agrees with such entity in the outsourcing agreement that it will offer jobs to current Eligible Employees performing that function for the Company.

(q)	“Participant” means any Eligible Employee who has commenced participation in the Plan pursuant to Section II and whose participation has not terminated pursuant to Section III.

(r)	“Plan” means this Gilead Sciences, Inc. Severance Plan, as amended from time to time.

(s)	“Plan Administrator” means the Company.

(t)
“Regular Earnings” means straight-time wages or salary paid to a Participant by any entity within the Employer Group for working a regular work schedule or for a leave of absence with pay, and shall include any amount that is contributed to any employee benefit plan on behalf of the Participant by any entity within the Employer Group under a salary reduction agreement entered into pursuant to such plan and that is excluded from the Participant’s gross income under section 125, 132(f), or 402(g) of the Code.

(u)
“Release” means a Release in the form prescribed by the Company in its sole discretion, pursuant to which the Participant shall waive all employment-related claims in connection with his or her employment with the Employer Group and the termination of that employment, other than claims for vested benefits under the actual terms of an employee benefit plan and worker’s compensation. For employees subject to the Age Discrimination in Employment Act, such Release shall be structured so as to comply with the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f). The form of Release may vary among categories of employees and from employee to employee within any category of employees. At the Company’s discretion, and to the extent permitted by applicable law, the Release may include non-disparagement and non-solicitation covenants as well.

(v)	“Severance Pay Benefit” means a benefit provided by the Plan, as determined pursuant to Section IV.

(w)
“Specified Employee” shall mean a “key employee” (within the meaning of that term under Code Section 416(i)). A Specified Employee is an Eligible Employee who, at any time during the twelve (12)-month period ending with the applicable Determination Date, is:

(i)
An officer of the Company or any other member of the Affiliated Group having aggregate annual compensation from the Company and/or one or more other members of the Affiliated Group greater than the compensation limit in effect at the time under Section 416(i)(1)(A)(i) of the Code, provided that no more than fifty officers of the Company shall be determined to be Specified Employees as of any Determination Date;

(ii)	A five percent owner of the Company or any other member of the Affiliated Group; or

(iii)
A one percent owner of the Company or any other member of the Affiliated Group who has aggregate annual compensation from the Company and/or one or more other members of the Affiliated Group of more than $150,000.

If an Eligible Employee is determined to be a Specified Employee on a Determination Date, then such Eligible Employee shall be considered a Specified Employee for purposes of the Plan during the period beginning on the first April 1 following the Determination Date and ending on the next March 31.
For purposes of determining an officer’s compensation when identifying Specified Employees, compensation is defined in accordance with Treas. Reg. §1.415(c)-2(a), without applying any safe harbor, special timing or other special rules described in Treas. Reg. §§ 1.415(c)-2(d), 2(e) and 2(g).

(x)
“Subsidiary” means any corporation with respect to which Gilead Sciences, Inc., one or more Subsidiaries, or Gilead Sciences, Inc., together with one or more Subsidiaries, own not less than 80% of the total combined voting power of all classes of stock entitled to vote, or not less than 80% of the total value of all shares of all outstanding classes of stock.

(y)	“Successors and Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Company (including the Plan) whether by operation of law or otherwise.

(z)	“Separation from Service” means the Participant’s cessation of Employee status. For purposes of the Plan, a Separation from Service shall be determined in accordance with the following standards:
A Separation from Service will not be deemed to have occurred if the Participant continues to provide services to one or more members of the Employer Group (whether as a common-law employee or non-employee consultant or contractor) at an annual rate that amounts to 50% or more of the services rendered, on average, during the immediately preceding 36-months of employment with the Employer Group (or if employed by the Employer Group less than 36 months, such lesser period).
A Separation from Service will be deemed to have occurred if the Participant’s service with the Employer Group (whether as a common-law employee or non-employee consultant or contractor) is permanently reduced to an annual rate that amounts to 20% or less of the services rendered, on average, during the immediately preceding 36 months of employment with the Employer Group (or if employed by the Employer Group less than 36 months, such lesser period).
If such services are permanently reduced to more than 20% but less than 50% of the average over the prior 36 months (or lesser period), a Separation from Service may be deemed to occur based on the facts and circumstances, including, but not limited to, whether the Participant is treated as an employee for other purposes, such as participation in employee benefit programs, and whether the Participant is able to perform services for other unrelated entities.

In addition to the foregoing, a Separation from Service will not be deemed to have occurred while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months or any longer period for which such Participant’s right to reemployment with one or more members of the Employer Group is provided either by statute or contract; provided, however, that in the event of a Participant’s leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and that causes such individual to be unable to perform his or her duties as an Employee, no Separation from Service shall be deemed to occur during the first twenty-nine (29) months of such leave. If the period of leave exceeds six (6) months (or twenty-nine (29) months in the event of disability as indicated above) and the Participant’s right to reemployment is not provided either by statute or contract, then such Participant will be deemed to have a Separation from Service on the first day immediately following the expiration of such six (6)-month or twenty‑nine (29)‑month period.
This definition of Separation from Service shall not be interpreted as limiting the right of the Company or any other member of the Employer Group to terminate the employment of an individual while on military leave, sick leave or other bona fide leave of absence, to the extent permissible under applicable law.

(aa)
“2004 Equity Incentive Plan” means the Gilead Sciences, Inc. 2004 Equity Incentive Plan, as it may be amended from time to time or any successor to such plan, in which case references to a specific section of the 2004 Equity Incentive Plan shall be deemed to refer to commensurate provisions of such successor plan.

(bb)
“Year of Continuous Service” means the number of days (as defined by the Company in written rules adopted by it from time to time) of Continuous Service, divided by 365. A Participant’s Severance Pay Benefit calculation shall include both full and any partial Years of Continuous Service.

XVIII.	EXECUTION
The Company has caused its duly-authorized officer to execute the foregoing Plan, as amended and restated effective as of July 24, 2019.
GILEAD SCIENCES, INC.
_____________________________

By:

APPENDIX A

Executive Chairman and Chief Executive Officer
Severance Benefits
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring either within the 24-month period following a Change in Control or within the applicable period, as specified in Section 11(b) of the 2004 Equity Incentive Plan, that precedes such Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:
1.    Three times the Participant’s annual Regular Earnings plus three times the average of the actual bonuses paid to the Participant (or otherwise earned but deferred in whole or in part) under the Company’s annual bonus plan applicable to the Participant for the three fiscal years (or such fewer number of complete fiscal years of employment) immediately preceding the fiscal year in which the Participant’s employment terminates (the “Bonus Component”). Notwithstanding the foregoing, to the extent that the Participant has not completed one full fiscal year of employment, the Bonus Component shall be calculated as three times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to thirty-six (36) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
3.    Outplacement services for 12 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

4.    Any Severance Pay Benefit to which a Participant becomes entitled under the Plan as a result of a Separation from Service during the Change in Control Period, together with any other payment in the nature of compensation to which he or she may become entitled that constitutes a “parachute payment” under Section 280G of the Code, shall be subject to the following limitation (the “Benefit Limitation”):
a.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code (the “Safe Harbor Amount”), then the aggregate amount of the Severance Pay Benefit and such other payments shall be reduced to the extent (if any) necessary to assure that they do not exceed the Safe Harbor Amount.
b.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, exceeds in the aggregate 110% of the Safe Harbor Amount, then the Severance Pay Benefit and any other amounts in the nature of a parachute payment under Code Section 280G payable to the Participant shall be limited to the greater of (x) the Safe Harbor Amount or (y) the amount that yields the Participant the greatest after-tax aggregate amount of such Severance Pay Benefit and other payments due the Participant after taking into account any excise tax imposed on those amounts under Code Section 4999.
c.    All calculations required under this section A.4 shall be made by an independent registered public accounting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. Unless the Participant agrees otherwise in writing, the Auditor selected by the

Company shall be a nationally recognized United States registered public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Company. The required calculations shall be provided to the Participant and the Company within ten (10) business days following the Participant’s Separation from Service during the Change in Control Period under circumstances entitling the Participant to a Severance Pay Benefit under the Plan and within ten (10) days following the occurrence of any other event triggering a parachute payment for the Participant.
d.    If a reduction in the payments or benefits constituting a parachute payment under Code Section 280G is required pursuant to the Benefit Limitation imposed under this section A.4, then such reduction shall be effected in the following order: first, the Participant’s salary and bonus continuation payments under section A.1 of this Appendix A to the Plan shall be reduced (with such reduction to be applied pro-rata to each such payment and without any change to the payment dates), then the amount of the Participant’s Lump Sum Health Care Payment shall be reduced, and finally any accelerated vesting of the Participant’s equity awards under one or more of the Company’s stock compensation plans, including (without limitation) the 2004 Equity Incentive Plan and any predecessor plans, shall be reduced (based on the amount of the parachute payment calculated for each such award in accordance with the Treasury Regulations under Code Section 280G), with such reduction to occur in the same chronological order in which those awards were made.
B.    Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) after completion of six or more months of Continuous Service in connection with a subsequent Separation from Service occurring at any time other than within the Change in Control Period as defined in paragraph A of the Appendix A, then the Severance Pay Benefit shall be:
1.    Two times the Participant’s annual Regular Earnings plus two times the average of the actual bonuses paid to the Participant (or otherwise earned but deferred in whole or in part) under the Company’s annual bonus plan applicable to the Participant for the three fiscal years (or such fewer number of complete fiscal years of employment) immediately preceding the fiscal year in which the Participant’s employment terminates (the “Bonus Component”). Notwithstanding the foregoing, to the extent that the Participant has not completed one full fiscal year of employment, the Bonus Component shall be calculated as two times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to twenty-four (24) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.

3.
Outplacement services for 12 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

APPENDIX B

Executive Vice President, Senior Vice President
and Other Executive Officers (Not Covered by Appendix A)
Severance Benefits
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring either within the 18-month period following a Change in Control or within the applicable period, as specified in [Section 11(b)] of the 2004 Equity Incentive Plan, that precedes such Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:
1.    2.5 times the Participant’s annual Regular Earnings, plus 2.5 times the average of the actual bonuses paid to the Participant (or otherwise earned but deferred in whole or in part) under the Company’s annual bonus plan applicable to the Participant for the three fiscal years (or such fewer number of complete fiscal years of employment) immediately preceding the fiscal year in which the Participant’s employment terminates (the “Bonus Component”). Notwithstanding the foregoing, to the extent that the Participant has not completed one full fiscal year of employment, the Bonus Component shall be calculated as 2.5 times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to thirty (30) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty

(60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
3.    Outplacement services for 6 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
4.    Any Severance Pay Benefit to which a Participant becomes entitled under the Plan as a result of a Separation from Service during the Change in Control Period, together with any other payments in the nature of compensation to which he or she may become entitled that constitute a “parachute payment” under Section 280G of the Code, shall be subject to the following limitation (the “Benefit Limitation”):
a.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code (the “Safe Harbor Amount”), then the aggregate amount of the Severance Pay Benefit and such other payments shall be reduced to the extent (if any) necessary to assure that they do not exceed the Safe Harbor Amount.
b.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, exceeds in the aggregate 110% of the Safe Harbor Amount, then the Severance Pay Benefit and any other amounts in the nature of a parachute payment under Code Section 280G payable to the Participant shall be limited to the greater of (x) the Safe Harbor Amount or (y) the amount that yields the Participant the greatest after-tax aggregate amount of such Severance Pay Benefit and other payments due the Participant after taking into account any excise tax imposed on those amounts under Code Section 4999.
c.    All calculations required under this section A.4 shall be made by an independent registered public accounting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. Unless the Participant agrees otherwise in writing, the Auditor selected by the

Company shall be a nationally recognized United States registered public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Company. The required calculations shall be provided to the Participant and the Company within ten (10) business days following the Participant’s Separation from Service during the Change in Control Period under circumstances entitling the Participant to a Severance Pay Benefit under the Plan and within ten (10) days following the occurrence of any other event triggering a parachute payment for the Participant.
d.    If a reduction in the payments or benefits constituting a parachute payment under Code Section 280G is required pursuant to the Benefit Limitation imposed under this section A.4, then such reduction shall be effected in the following order: first, the Participant’s salary and bonus continuation payments under section A.1 of this Appendix B to the Plan shall be reduced (with such reduction to be applied pro-rata to each such payment and without any change to the payment dates), then the amount of the Participant’s Lump Sum Health Care Payment shall be reduced, and finally any accelerated vesting of the Participant’s equity awards under one or more of the Company’s stock compensation plans, including (without limitation) the 2004 Equity Incentive Plan and any predecessor plans, shall be reduced (based on the amount of the parachute payment calculated for each such award in accordance with the Treasury Regulations under Code Section 280G), with such reduction to occur in the same chronological order in which those awards were made.
B.    Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) after completion of six or more months of Continuous Service in connection with a subsequent Separation from Service occurring at any time other than within the Change in Control Period as defined in paragraph A of this Appendix B, then the Severance Pay Benefit shall be:
1.    1.5 times the Participant’s annual Regular Earnings plus 1.0 times the average of the actual bonuses paid to the Participant (or otherwise earned but deferred in whole or in part) under the Company’s annual bonus plan applicable to the Participant for the three fiscal years (or such fewer number of complete fiscal years of employment) immediately preceding the fiscal year in which the Participant’s employment terminates (the “Bonus Component”). Notwithstanding the foregoing, to the extent that the Participant has not completed one full fiscal year of employment, the Bonus Component shall be calculated as 1.0 times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to eighteen (18) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
3.    Outplacement services for 6 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

APPENDIX C

Vice President and Senior Advisor Severance Benefits
A.    Change in Control Severance Pay Benefit - For All Vice Presidents and Senior Advisors.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring either within the 12-month period following a Change in Control or within the applicable period, as specified in [Section 11(b)] of the 2004 Equity Incentive Plan, that precedes such Change in Control (the “Change in Control Period”), the Severance Pay Benefit shall be:
1.    1.5 times the Participant’s annual Regular Earnings, plus 1.5 times the average of the actual bonuses paid to the Participant (or otherwise earned but deferred in whole or in part) under the Company’s annual bonus plan applicable to the Participant for the three fiscal years (or such fewer number of complete fiscal years of employment) immediately preceding the fiscal year in which the Participant’s employment terminates (the “Bonus Component”). Notwithstanding the foregoing, to the extent that the Participant has not completed one full fiscal year of employment, the Bonus Component shall be calculated as 1.5 times the Participant’s target annual bonus opportunity under the Company’s annual bonus plan applicable to the Participant for the fiscal year in which the Participant’s employment terminates.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to eighteen (18) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
3.    Outplacement services for 6 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
4.    Any Severance Pay Benefit to which a Participant becomes entitled under the Plan as a result of a Separation from Service during the Change in Control Period, together with any other payment in the nature of compensation to which he or she may become entitled that constitutes a “parachute payment” under Section 280G of the Code, shall be subject to the following limitation (the “Benefit Limitation”):
a.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code (the “Safe Harbor Amount”), then the aggregate amount of the Severance Pay Benefit and such other payments shall be reduced to the extent (if any) necessary to assure that they do not exceed the Safe Harbor Amount.
b.    If the parachute value of the Severance Pay Benefit and the other payments, as calculated in accordance with the parachute payment determination and valuation provisions of Section 280G of the Code and the applicable Treasury Regulations thereunder, exceeds in the aggregate 110% of the Safe Harbor Amount, then the Severance Pay Benefit and any other amounts in the nature of a parachute payment under Code Section 280G payable to the Participant shall be limited to the greater of (x) the Safe Harbor Amount or (y) the amount that yields the Participant the greatest after-tax aggregate amount of such Severance Pay Benefit and other payments due the Participant after taking into account any excise tax imposed on those amounts under Code Section 4999.
c.    All calculations required under this section A.4 shall be made by an independent registered public accounting firm (the “Auditor”) selected by the Company, and the fees of such Auditor shall be paid by the Company. Unless the Participant agrees otherwise in writing, the Auditor selected by the Company shall be a nationally recognized United States registered public accounting firm that has not during the two years preceding the date of its selection, acted in any way on behalf of the Company. The required calculations shall be provided to the Participant and the Company within ten (10) business days following the Participant’s Separation from Service during the Change in Control Period under circumstances entitling the Participant to a Severance Pay Benefit under the Plan and within ten (10) days following the occurrence of any other event triggering a parachute payment for the Participant.
d.    If a reduction in the payments or benefits constituting a parachute payment under Code Section 280G is required pursuant to the Benefit Limitation imposed under this section A.4, then such reduction shall be effected in the following order: first, the Participant’s salary and bonus continuation payments under section A.1 of this Appendix C to the Plan shall be reduced (with such reduction to be applied pro-rata to each such payment and without any change to the payment dates), then the amount of the Participant’s Lump Sum Health Care Payment shall be reduced, and finally any accelerated vesting of the Participant’s equity awards under one or more of the Company’s stock compensation plans, including (without limitation) the 2004 Equity Incentive Plan and any predecessor plans, shall be reduced (based on the amount of the parachute payment calculated for each such award in accordance with the Treasury Regulations under Code Section 280G), with such reduction to occur in the same chronological order in which those awards were made.
B.    Severance Pay Benefit for Vice Presidents with at least Six Months of Continuous Service.
For Vice Presidents who have completed six or more months of Continuous Service at the time they become eligible for a severance benefit under Section IV(a)(i), if the Severance Pay Benefit becomes payable in connection with a Separation from Service occurring at any time other than the Change in Control Period as defined in paragraph A of this Appendix C, then the Severance Pay Benefit shall be:
1.    1.0 times the Participant’s annual Regular Earnings.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to twelve (12) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the

Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
3.    Outplacement services for 6 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
C.    Severance Pay Benefit for Vice Presidents with less than Six Months of Continuous Service.
For Vice Presidents who have not completed six or more months of Continuous Service but are otherwise eligible for a severance benefit under Section IV(a)(i), if the Severance Pay Benefit becomes payable in connection with a Separation from Service occurring at any time other than the Change in Control Period as defined in paragraph A of this Appendix C, then the Severance Pay Benefit shall be:
1.    4 months of the Participant’s Regular Earnings.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in an amount equal to four (4) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of such termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
3.    Outplacement services for 1 month following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
Senior Advisors shall not be entitled to any benefits under Sections B and C of this Appendix C.

APPENDIX D
Severance Benefits for Eligible Employees other than Chief Executive Officer, Executive Vice President, Senior Vice President, Vice President and Senior Advisor
This Appendix is effective for covered individuals who cease Employee status on or after May 8, 2007, unless they have a pre-existing contract providing a different level of severance pay.
A.    Change in Control Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) in connection with a Separation from Service occurring within the 12-month period following a Change in Control (the “Change in Control Period”), then regardless of the period of Continuous Service the Severance Pay Benefit shall be:
1.    Eligible Employees in Grades 31 through 34:
a.    Three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 52 weeks of Regular Earnings and a minimum of 22 weeks of Regular Earnings.
b.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (A) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph A.1.a above by (B) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)‑day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)‑day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
c.    Outplacement services for 6 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
2.    Eligible Employees in Grades 25 through 30:
a.    Three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.
b.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (A) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph A.2.a above by (B) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)-day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from

Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
c.    Outplacement services for 3 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
3.    Eligible Employees in Grades 21 through 24:
a.    Three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 26 weeks of Regular Earnings and a minimum of 9 weeks of Regular Earnings.
b.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (A) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph A.3.a above by (B) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)-day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
c.    Outplacement services for 1 week following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
B.    General Severance Pay Benefit.
If a Severance Pay Benefit becomes payable under Section IV(a)(i) after completion of six or more months of Continuous Service in connection with a subsequent Separation from Service occurring at any time other than within the Change in Control Period as defined in paragraph A of this Appendix D, then the Severance Pay Benefit shall be:
1.    Eligible Employees in Grades 31 through 34.
a.    Three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.
b.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (A) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph B.1.a above by (B) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)-day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
c.    Outplacement services for 3 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
2.    Eligible Employees in Grades 25 through 30:
a.    Three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 39 weeks of Regular Earnings and a minimum of 13 weeks of Regular Earnings.
b.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (A) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph B.2.a above by (B) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)-day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section

IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
c.    Outplacement services for 3 months following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
3.    Eligible Employees in Grades 21 through 24:
a.    Three weeks of the Participant’s Regular Earnings times the Participant’s Years of Continuous Service, with a maximum of 26 weeks of Regular Earnings and a minimum of 9 weeks of Regular Earnings.
b.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in the dollar amount determined by multiplying (A) the number of months (rounded up to the next whole month) in the applicable severance pay period determined for the Participant in accordance with Paragraph B.3.a above by (B) the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)-day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
c.    Outplacement services for 1 week following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.
C.    General Severance Pay Benefit Without Six Months of Continuous Service.
For Eligible Employees in Grades 21 through 34 who have not completed six or more months of Continuous Service but are eligible for a severance benefit under Section IV(a)(i), if the Severance Pay Benefit becomes payable in connection with a Separation from Service occurring at any time other than within the Change Control Period as defined in paragraph A of this Appendix D, then the Severance Pay Benefit shall be:
1.    4 weeks of the Participant’s Regular Earnings.
2.    A lump sum cash payment (the “Lump Sum Health Care Payment”) in the amount equal to one (1) times the monthly cost that would be payable by the Participant, as measured as of the date of his or her termination of employment, to obtain continued medical care coverage for the Participant and his or her spouse and eligible dependents under the Company’s employee group health plan, pursuant to their COBRA rights, at the level in effect for each of them on the date of the Participant’s termination of employment. The Company shall pay the Lump Sum Health Care Payment to the Participant on the first regularly scheduled pay date for the Participant’s former job and location that occurs within the sixty (60)-day period measured from the date of his or her Separation from Service on which both (A) the Release delivered by the Participant in accordance with Section IV(a)(i)(2) of the Plan is effective following the expiration of the applicable maximum review and revocation periods and (B) any waiver required of the Participant pursuant to Section IV(a)(ii)(3) of the Plan has been delivered on a timely basis to the Company and in the case of such waiver the thirty (30)-day maximum delivery period has expired, or on such subsequent date thereafter as the Company may determine in its sole discretion, but in no event shall such payment be made later than the last day of such sixty (60)-day period, provided (i) such Release and waiver have each been delivered to the Company within the required time period following the Participant’s Separation from Service, as set forth in Section IV, (ii) such Release has not been revoked and (iii) should such sixty (60)-day period measured from the date of the Participant’s Separation from Service extend over two calendar years, then the Lump Sum Health Care Payment shall be made during the portion of that sixty (60)-day period that occurs in the second calendar year. The Lump Sum Health Care Payment shall constitute taxable income to the Participant and shall be subject to the Company’s collection of all applicable withholding taxes, and the Participant shall receive only the portion of the Lump Sum Health Care Payment remaining after such withholding taxes have been collected. It shall be the sole responsibility of the Participant and his or her spouse and eligible dependents to obtain actual COBRA coverage under the Company’s group health care plan.
3.    Outplacement services for 1 week following the date of Separation from Service, or if greater, for the minimum period permitted under any contract between the Company and its designated outplacement services provider.

TABLE OF CONTENTS
Page

I.	INTRODUCTION	1
II.	COMMENCEMENT OF PARTICIPATION	2
III.	TERMINATION OF PARTICIPATION	2
IV.	SEVERANCE PAY BENEFIT	3
V.	TIME AND FORM OF SEVERANCE PAY BENEFIT	5
VI.	DEATH OF A PARTICIPANT	7
VII.	AMENDMENT AND TERMINATION	7
VIII.	NON-ALIENATION OF BENEFITS	9
IX.	SUCCESSORS AND ASSIGNS	9
X.	LEGAL CONSTRUCTION	9
XI.	ADMINISTRATION AND OPERATION OF THE PLAN	9
XII.	CLAIMS, INQUIRIES AND APPEALS	10
XIII.	BASIS OF PAYMENTS TO AND FROM PLAN	12
XIV.	OTHER PLAN INFORMATION	12
XV.	STATEMENT OF ERISA RIGHTS	12
XVI.	AVAILABILITY OF PLAN DOCUMENTS FOR EXAMINATION	13
XVII.	DEFINITIONS	13
XVIII.	EXECUTION	17
APPENDIX A	Executive Chairman and Chief Executive Officer Severance Benefits	18
APPENDIX B	Executive Vice President, Senior Vice President and Other Executive Officers (Not Covered by Appendix A) Severance Benefits	23
APPENDIX C	Vice President and Senior Advisor Severance Benefits	28
APPENDIX D	Severance Benefits for Eligible Employees other than Chief Executive Officer, Executive Vice President, Senior Vice President, Vice President and Senior Advisor	33

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